Exhibit 99.1

omniQ ANNOUNCES a PURCHASE ORDER TO DEPLOY ITS AI- MACHINE VISION SOLUTION IN ITS 50th NORTH AMERICAN AIRPORT LOCATION

●	omniQ AI – Machine Vision solution is already operational in 49 Airports in the US including JFK, LAX, Miami, Chicago, Newark, Salt Lake City and others.

●	Recently the Company announced their penetration with its AI – Machine Vision technology to retail markets like Drive Through Restaurants, Retail Shops and Gas Stations.

SALT LAKE CITY, October 4th, 2022 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that the Company has received a contract to deploy their AI enhanced parking and security solution to its 50th Airport Location, Duluth International (DLH).

CEO Shai Lustgarten stated “This marks an important milestone for the Company and our team, as we are now deploying our 50th Airport location with the addition of Duluth International Airport (DLH). DLH joins the many locations depending on OMNIQ to not only enhance the customer experience but also to provide added security to the most sensitive locations within the airport. We are thrilled to have DLH join the growing list of airports including JFK, EWR, PHL, ATL, MIA, DFW and LAX just to mention a few. This is yet another example of how our technology is playing a critical role in helping to keep our citizens safe while improving their experience and at the same time, helping the airport with enhanced revenue management.”

OMNIQ’s latest AI based vehicle recognition system consisting of fixed sensor License Plate Recognition (LPR) along with mobile and handheld Machine Vision technology provides a frictionless enhanced experience for airport customers. The technology improves the customer experience with touchless entry and exit, increased speeds and assistance with lost vehicle location. The system also provides the airport with more accurate revenue calculations and enhanced security throughout the facility.

omniQ’s machine vision AI based solution is capable of recognizing the license plate number, the color of the car and the model along with state jurisdiction. The technology is widely used for terror prevention in sensitive zones in the Middle East, and for law enforcement and crime prevention in several cities in the US, South America and Asia. Recently, the Company announced the penetration to retail markets like Drive Through Restaurants, Retail Shops and Gas Stations.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

IR Contact

Koko Kimball

385-758-9241